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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C., 20549

                                   Form 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                             --------------------

                           WorldQuest Networks, Inc.
            (Exact Name of Registrant as Specified in its Charter)

        Delaware                                      75-2838415
(State or Other Jurisdiction of                    (I.R.S. Employer
Incorporation or Organization)                  Identification Number)

        16990 Dallas Parkway, Suite 220
        Dallas, Texas                                    75248
(Address of Principal Executive Offices)              (Zip Code)

                             --------------------

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. [___]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. [X]

               Securities Act Registration Statement File Number
                    To Which This Form Relates: 333-93019.

Securities To Be Registered Pursuant To Section 12(b) of the Exchange Act: None.

  Securities To Be Registered Pursuant To Section 12(g) of the Exchange Act:
                                 common stock
                           $0.01 par value per share

Item 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          A complete description of the Common Stock, $0.01 par value per share, of WorldQuest Networks, Inc. (the "Registrant"), which is to be registered hereunder is contained under the caption "Description of Capital Stock" in the Registration Statement on Form SB-2 (File No. 333-93019) filed by the Registrant with the
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          Securities and Exchange Commission on December 17, 1999, as amended from time to time (the "Registration Statement") and in the Prospectus included in the Registration Statement. Such description is hereby incorporated by reference.

 Item 2.  EXHIBITS.

          The following exhibits are filed herewith (or incorporated by reference as indicated below):

          Description
          --------------
          1. Certificate of Incorporation of the Registrant. Reference is made to Exhibit 3.1 to the Registration Statement.

          2. Bylaws of the Registrant. Reference is made to Exhibit 3.2 to the Registration Statement.

          3.   Specimen Common Stock Certificate.  Reference is made to Exhibit
               4.1 to the Registration Statement.

          4. Amended and Restated Note dated May 5, 1999 payable to WorldQuest Networks, LLC (now known as Eagle Capital LLC). Reference is made to Exhibit 4.2 to the Registration Statement.

          5. Form of Warrant Agreement between the Registrant and the representatives of the underwriters, including form of Representatives' Warrant. Reference is made to Exhibit 4.3 to the Registration Statement. *

          6. Amended and Restated Note dated August 15, 1999 payable to Eagle Capital Venture, LLC which replaces the Amended and Restated Note filed as Exhibit 4. Reference is made to Exhibit 4.4 to the Registration Statement.

          7. Form of Unsecured Subordinated Convertible Promissory Note issued in the private placement closed in December 1999 (the "Private Placement"). Reference is made to Exhibit 4.5 to the Registration Statement.

          8. Form of Warrant issued in the Private Placement. Reference is made to Exhibit 4.6 to the Registration Statement.

          9. Joint Venture Agreement dated April 9, 1999 between the Registrant and BDC, LLC. Reference is made to Exhibit 10.1 to the Registration Statement.

          10. Amended 1997 Stock Option Plan. Reference is made to Exhibit 10.2 to the Registration Statement.
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          11.  Stock Option Agreement dated December 7, 1998 granted to Michael
               R. Lanham by the Registrant. Reference is made to Exhibit 10.3 to the Registration Statement.

          12. Stock Transfer Agreement dated December 7, 1998 between WorldQuest Communications, Inc. and WorldQuest Networks, LLC and the Registrant. Reference is made to Exhibit 10.4 to the Registration Statement.

          13. Amendment and Clarification Agreement dated September 27, 1999 between WorldQuest Communications, Inc., WorldQuest Networks, Inc. and Eagle Venture Capital, LLC, amending and clarifying the Stock Transfer Agreement filed as Exhibit 12. Reference is made to Exhibit 10.5 to the Registration Statement.

          14. Form of Registration Rights Agreement to be executed in connection with the Private Placement.

---------------------------------
*    To be filed with Amendment No. 2 to the Registration Statement.


                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                         WORLDQUEST NETWORKS, INC.


                         By:   /s/ Mark C. Levy
                            -----------------------------------------
                         Name: Mark C. Levy
                         Title: Chief Financial Officer
                         (Principal Financial Officer)



Date:     January 31, 2000